SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2008

Tasty Baking Company
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	1-5084	23-1145880
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2801 Hunting Park Avenue, Philadelphia, Pennsylvania	19129
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (215) 221-8500

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On October 31, 2008, Tasty Baking Company (the “Company”) announced its financial results for the second quarter ended September 27, 2008.  A copy of the press release is attached to this Report as Exhibit 99.1 and is incorporated herein by reference.  The information disclosed in this Item 2.02 of this Report, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or any other document filed with the SEC, except as specifically set forth in such document.

Item 9.01  Financial Statements and Exhibits.

          (d)   The following exhibit is furnished herewith:

                    Exhibit 99.1        Press Release dated October 31, 2008

For:
Tasty Baking Company
For More Information:	Paul D. Ridder
Chad Ramsey	Chief Financial Officer
V.P., Financial Planning & Investor Relations	215-221-8500
215-221-8538
chad.ramsey@tastykake.com

FOR IMMEDIATE RELEASE

TASTY BAKING COMPANY REPORTS

THIRD QUARTER 2008 RESULTS

Company reports net sales growth versus last year

Philadelphia, Pennsylvania, October 31, 2008 - Tasty Baking Company (NasdaqGM: TSTY) today reported net sales of $42.8 million for its third quarter ended September 27, 2008, a 0.7% increase from the $42.5 million reported for the third quarter last year.  The company reported a net loss of $1.4 million in the third quarter of 2008 compared to net income of $0.2 million in the third quarter of 2007.  The results from the third quarter 2008 included $1.0 million in estimated after-tax severance costs associated with the planned transition to the company’s new manufacturing facility at the Philadelphia Navy Yard beginning in late 2009.  Net income in the third quarter of 2008 and 2007 also included $0.8 million and $0.9 million, respectively, of accelerated after-tax depreciation expense due to a change in useful lives of assets at the Philadelphia bakery related to the company’s plan to complete the move from its present Philadelphia facilities in 2010.

FINANCIAL HIGHLIGHTS THIRD QUARTER 2008
$ in millions, except per share data (unaudited)
	2008 Q3	2007 Q3	% Change[1]	2008 Year-to-date	2007 Year-to-date	% Change[1]
Gross Sales	$69.1	$69.1	0.1%	$210.6	$209.5	0.6%
Net Sales	$42.8	$42.5	0.7%	$130.2	$130.6	-0.3%
Route Net Sales			1.3%			0.2%
Non-route Net Sales			-1.2%			-2.0%
Depreciation[2]	$3.5	$2.9	21.6%	$9.6	$6.9	38.7%
Gross Margin[3] %	25.6%	28.7%	-3.1 pps	26.3%	31.6%	-5.3 pps
Net Income / (Loss)[4]	($1.4)	$0.2	n/m	($2.2)	$2.0	n/m
Net Income / (Loss) per Fully-diluted Share[5]	($0.17)	$0.03	n/m	($0.28)	$0.25	n/m
Adjusted EBITDA[6]	$3.3	$3.3	-1.4%	$8.8	$10.5	-15.7%
Footnotes:
[1]	Percentages may not calculate due to rounding.
[2]

Includes accelerated depreciation related to the company’s plan to move from its present facility. In 2008, Q3 and Year-to-Date included accelerated depreciation of $1.3 million and $3.9 million, respectively. In 2007, Q3 and Year-to-Date included accelerated depreciation of $1.3 million and $2.0 million, respectively.

[3]

Based on net sales less cost of sales and depreciation. In 2008, accelerated depreciation, as described in footnote 2, reduced gross margin by approximately 305 basis points in Q3 and 300 basis points Year-to-Date. In 2007, accelerated depreciation reduced gross margin by approximately 310 basis points in Q3 and 150 basis points Year-to-Date.

[4]

Due to the after-tax impact of accelerated depreciation described in footnote 2, results in 2008 were reduced by $0.8 million in Q3 and $2.4 million Year-to-Date. In 2007, Q3 and Year-to-Date were reduced by $0.9 million and $1.3 million, respectively. In 2008, Q3 was also reduced by $1.0 million, after tax, for estimated severance costs related to the company’s planned transition to its new manufacturing facility beginning in late 2009.

[5]

Results from 2007 and 2008 were reduced due to the impact of accelerated depreciation expense described in footnote 2. In 2008, Q3 and Year-to-Date were reduced by approximately $0.10 per share and $0.30 per share, respectively. In 2007, Q3 and Year-to-Date were reduced by approximately $0.11 per share and $0.16 per share, respectively. In 2008, Q3 was reduced by approximately $0.13 per share due to the impact of severance costs described in footnote 4.

[6]

Earnings before net interest expense, income taxes, depreciation, and amortization adjusted for the impact of severance expense during the third quarter 2008 (reconciliation table of GAAP Net Income to Adjusted EBITDA, a non-GAAP financial measure, is provided below).

Charles P. Pizzi, president and chief executive officer of Tasty Baking Company, said, “We are pleased with our overall operating performance for the third quarter of 2008, especially in light of the fact that the company had to absorb $2.3 million in higher ingredient and packaging costs compared to the third quarter of last year.  Route net sales had positive growth and our continued focus on cost containment and improved operating efficiency has yielded favorable results.”

Mr. Pizzi continued, “Construction of the new bakery project is proceeding well and we remain on time and within budget.  While we are mindful of the need to manage the day-to-day requirements of the business, we are excited about the cost savings the new manufacturing facility will offer as well as the increased production flexibility from the new state-of-the-art equipment.  Each day that passes brings us closer to realizing the new manufacturing strategy we laid out well over a year ago.”

RESULTS OF OPERATIONS

Total gross and net sales increased 0.1% and 0.7%, respectively, in the third quarter of 2008 compared to the same period in 2007, driven primarily by strength in Route sales.  Route sales benefitted from continued strength in Single Serve product sales, combined with the impact of increased selling prices for both Family Pack and Single Serve products.  Non-Route net sales declined 1.2% in the third quarter of 2008 as compared to the same period a year ago due to planned product rationalization in the direct sales channel. For the thirty-nine weeks ended September 27, 2008, total gross sales increased 0.6%, while net sales declined 0.3% versus the comparable period in 2007.

Cost of sales, excluding depreciation, rose 3.3% on a unit volume decline of 4.2% in the third quarter of 2008 as compared to the prior year period.  This rise was driven by a $2.3 million increase in ingredient and packaging costs, primarily resulting from higher oil, grain, and egg prices.  Fixed manufacturing expenses declined 6.6%, or $0.5 million, in the third quarter of 2008 versus the third quarter of 2007, due primarily to lower employee related expenses, despite the $0.6 million prior year benefit from a change in the company’s vacation policies.  Cost of sales, excluding depreciation, for year-to-date 2008 was up 4.7% on a 4.0% decline in unit volume versus the same period in 2007.

Gross margin in the third quarter of 2008 declined 3.1 percentage points to 25.6% of net sales as compared to the third quarter of 2007.  This decline was primarily attributable to the increase in ingredient and packaging costs as well as higher depreciation expense.  Partially offsetting this was the $1.1 million net benefit from increased product selling prices as well as the reduction in fixed manufacturing costs.  Year-to-date 2008 gross margin declined 5.3 percentage points to 26.3% of net sales versus the comparable period in 2007.

Selling, general and administrative expense in the third quarter of 2008 declined 4.9%, or $0.6 million, versus the comparable period in 2007, despite the $0.6 million prior year benefit from a change in the company’s vacation policies.  This decrease was primarily due to lower employee related costs, which were only partially offset by higher marketing and transportation expenses.  For the thirty-nine weeks ended September 27, 2008, selling, general and administrative expenses declined 7.3% versus the same period last year.

Paul D. Ridder, senior vice president and chief financial officer, said, “We were pleased with the increase in sales during the third quarter and will continue to evaluate the proper balance between product pricing and promotion as we work to offset the impact of higher input costs and the effects of the difficult economic environment.”

Mr. Ridder continued, “While the new bakery is expected to dramatically reduce costs once fully operational, we remain committed to our cost containment and efficiency improvement programs, which, when combined with implemented selling price increases, have allowed us to offset the majority of increased ingredient and packaging costs.”

CONFERENCE CALL

Tasty Baking Company management will host a conference call Friday, October 31, 2008, at 11:00 a.m. EDT to discuss the company’s financial results and other business developments.  Investors will have the opportunity to listen to the call over the Internet at Tasty Baking Company’s web site, http://www.tastykake.com.  The webcast link can be found in the “Investors” section, under the subheading “Webcasts & Presentations.”  For those who cannot listen to the live web broadcast, a replay will be available shortly after the call and will remain available for ninety days on the company’s website.  To access a telephone replay, please call 1-888-203-1112 and enter the passcode “8462623.”  The telephone replay will be available from 2:00 p.m. on October 31, 2008, until 2:00 p.m. on November 7, 2008.

NON-GAAP FINANCIAL MEASURES

In addition to the reported results presented in accordance with generally accepted accounting principles (GAAP) in this press release, the company presented EBITDA and Adjusted EBITDA, which are non-GAAP financial measures.  EBITDA represents net income before net interest expense, income taxes, depreciation, and amortization.  Adjusted EBITDA is defined as EBITDA further adjusted to give effect to the estimated severance costs of $1.7 million, pre-tax, recorded in the third quarter of 2008 related to the company’s planned transition to its new manufacturing facility at the Philadelphia Navy Yard beginning in late 2009.   The company believes that these non-GAAP financial measures, viewed in addition to the company’s reported GAAP results, provide useful information and greater transparency to investors in regards to the company’s performance and position within its industry.  The company uses these non-GAAP financial measures internally to evaluate the company’s operating performance on a period over period basis and for forecasting future periods.  EBITDA and Adjusted EBITDA as presented herein are not necessarily comparable to similarly titled measures of other companies.  A schedule is included below that provides a reconciliation of EBITDA and Adjusted EBITDA to net income, the GAAP measure we believe to be most directly comparable to EBITDA and Adjusted EBITDA.  In addition, a schedule is provided below reconciling gross profit excluding depreciation to gross profit.

ABOUT TASTY BAKING COMPANY

Tasty Baking Company (NasdaqGM: TSTY), founded in 1914 and headquartered in Philadelphia, Pennsylvania, is one of the country’s leading bakers of snack cakes, pies, cookies, and donuts with manufacturing facilities in Philadelphia and Oxford, Pennsylvania.  Tasty Baking Company offers more than 100 products under the Tastykake brand name.  For more information on Tasty Baking Company, visit www.tastykake.com.  In addition, consumers can send Tastykake products throughout the United States from the company’s website or by calling 1-800-33-TASTY.

# # #

“SAFE HARBOR STATEMENT” UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Except for historical information contained herein, the matters discussed herein are forward-looking statements (as such term is defined in the Securities Act of 1933, as amended) that are subject to risks and uncertainties that could cause actual results to differ materially from those stated or implied herein.  These forward-looking statements may be identified by the use of words such as "anticipate,'' "believe,'' "could,'' "estimate,'' "expect,'' "intend,'' "may,'' "plan,'' "predict,'' "project,'' "should,'' "would,'' "is likely to,'' or "is expected to'' and other similar terms.  There are a number of factors that may cause actual results to differ from these forward-looking statements, including, without limitation, the costs to lease and fit-out a new facility and relocate thereto, the risks of business interruption while transitioning to a new facility, possible disruption of production efficiencies arising out of the company’s announcement of and subsequent reduction in workforce, the costs and availability of capital to fund improvements or new facilities, the success of marketing and sales strategies and new product development, the ability to enter new markets successfully, the price of raw materials, and general economic and business conditions.  Other risks and uncertainties that may materially affect the company are provided in the company’s annual report to shareholders and the company’s periodic reports filed with the Securities and Exchange Commission from time to time, including, without limitation, reports on Forms 10-K and 10-Q.  Please refer to these documents for a more thorough description of these and other risk factors.  There can be no assurance that the company will succeed in implementing its manufacturing and sales strategies or that estimated operating cash savings will be realized.  The company assumes no obligation to update publicly or revise any forward-looking statements.

TASTY BAKING COMPANY AND SUBSIDIARIES
CONSOLIDATED HIGHLIGHTS OF OPERATING RESULTS
(Unaudited)
(000's, except per share amounts)

			13 Weeks Ended		39 Weeks Ended
			9/27/2008	9/29/2007	9/27/2008	9/29/2007

Gross sales			$69,147	$69,103	$210,620	$209,466
Less discounts and allowances			(26,342)	(26,584)	(80,401)	(78,817)
Net sales			42,805	42,519	130,219	130,649

Cost of sales, exclusive of depreciation shown below			28,367	27,457	86,353	82,494
Depreciation			3,484	2,866	9,583	6,909
Selling, general and administrative			11,168	11,745	35,172	37,946
Interest expense			545	467	1,509	907
Other income, net			1,484	(164)	1,091	(596)

Income / (loss) before provision for income taxes			(2,243)	148	(3,489)	2,989

Provision for income taxes			(891)	(62)	(1,253)	960

Net income / (loss)			$(1,352)	$210	$(2,236)	$2,029

Average number of shares outstanding:		Basic	8,034	8,034	8,034	8,034
		Diluted	8,034	8,173	8,034	8,148
Per share of common stock:

Net income / (loss):	Basic		($0.17)	$0.03	($0.28)	$0.25
	Diluted		($0.17)	$0.03	($0.28)	$0.25

Cash Dividend			$0.05	$0.05	$0.15	$0.15

TASTY BAKING COMPANY AND SUBSIDIARIES
CONSOLIDATED HIGHLIGHTS OF BALANCE SHEET
(Unaudited)
(000's)

	9/27/2008	12/29/2007

Current assets	$36,891	$30,984
Property, plant, and equipment, net	92,087	74,090
Other assets	21,447	19,447

Total assets	$150,425	$124,521

Current liabilities	$18,833	$16,954
Long-term debt	54,451	26,700
Accrued pension and other liabilities	26,273	26,066
Postretirement benefits other than pensions	7,460	7,365
Shareholders' equity	43,408	47,436

Total liabilities and shareholders' equity	$150,425	$124,521

Reconciliation of GAAP and Non-GAAP Financial Measures, as reported in the Tasty Baking Company earnings release of October 31, 2008

The table below reconciles net income, presented in accordance with GAAP, to earnings before net interest, income taxes, depreciation, and amortization (EBITDA), which is a non-GAAP financial measure. Adjusted EBITDA is defined as EBITDA further adjusted to give effect to the expense in the third quarter of 2008 from the estimated severance costs associated with the expected transition to the company's new manufacturing facility at the Philadelphia Navy Yard beginning in late 2009.

(in thousands)
(unaudited)

	13 Weeks Ended	13 Weeks Ended	39 Weeks Ended	39 Weeks Ended
	9/27/2008	9/29/2007	9/27/2008	9/29/2007

Net Income	$(1,352)	$210	$(2,236)	$2,029
Add (Subtract):
Net interest	318	234	825	211
Provision for income taxes	(891)	(62)	(1,253)	960
Depreciation	3,484	2,866	9,583	6,909
Amortization	65	99	253	381
EBITDA	1,624	3,347	7,172	10,490
Add Back: Est. Severance for Bakery Transition	1,675	-	1,675	-
Adjusted EBITDA	$3,299	$3,347	$8,847	$10,490

The table below reconciles gross profit, presented in accordance with GAAP, to gross profit excluding depreciation, which is a non-GAAP financial measure.

(in thousands)
(unaudited)

	13 Weeks Ended	13 Weeks Ended	39 Weeks Ended	39 Weeks Ended
	9/27/2008	9/29/2007	9/27/2008	9/29/2007

Net Sales	$42,805	$42,519	$130,219	$130,649
Subtract:
Cost of Goods Sold	28,367	27,457	86,353	82,494
Depreciation	3,484	2,866	9,583	6,909
Gross Profit	$10,954	$12,196	$34,283	$41,246
Gross margin including depreciation (% of net sales)	25.6%	28.7%	26.3%	31.6%

Add:
Depreciation	3,484	2,866	9,583	6,909
Gross Profit excluding depreciation	$14,438	$15,062	$43,866	$48,155
Gross margin excluding depreciation (% of net sales)	33.7%	35.4%	33.7%	36.9%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TASTY BAKING COMPANY
(Registrant)

Date:	October 31, 2008	/S/ Paul D. Ridder
Paul D. Ridder
Senior Vice President and Chief
Financial Officer